Exhibit 4.14.1



                             RESTRUCTURING AGREEMENT

         This  RESTRUCTURING  AGREEMENT,   dated  as  of  July  15,  2002  (this
"Agreement"), is entered into by and among:

         (a)      AMCAST INDUSTRIAL CORPORATION, an Ohio corporation
                  ("Borrower");

         (b) the Guarantors, as hereinafter defined, that are parties hereto (together with Borrower, collectively, the "Credit Parties");

         (c)      the Line of Credit Lenders, as hereinafter defined;

         (d) the Existing Credit Agreement Agent, as hereinafter defined, and the Existing Credit Agreement Banks, as hereinafter defined;

         (e) the Noteholders, as hereinafter defined (the Line of Credit Lenders, the Existing Credit Agreement Agent, the Existing Credit Agreement Banks, and the Noteholders are collectively referred to herein as the "Restructuring Lenders"); and

         (f)      the Collateral Agent, as hereinafter defined.

                             PRELIMINARY STATEMENTS:
                             ----------------------

1. The Credit Parties and the Restructuring Lenders are parties to certain Restructuring Lender Documents, as hereinafter defined, pursuant to which the Restructuring Lenders have made certain loans and other extensions of credit all on the terms and conditions set forth in the Restructuring Lender Documents.

2. Borrower has informed the Restructuring Lenders that it will be unable to comply with certain provisions of the Restructuring Lender Documents.

3. Borrower, the LIFO Lenders (as hereinafter defined), the Restructuring Lenders, and the Collateral Agent are parties to the Subordination, Waiver and Consent Agreement, dated as of June 5, 2001 (as the same may from time to time be amended, restated or otherwise modified, the "Subordination Agreement").

4. In connection with the foregoing, the Credit Parties have requested that the Restructuring Lenders enter into this Agreement.


                                   AGREEMENT:

         In consideration of the premises and the mutual covenants contained in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

SECTION 1.        Definitions.
                  -----------

1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

         "Additional Prepayment" has the meaning set forth in Section 3.5(a) hereof.

         "Applicable Restructuring Fee Rate" means the applicable number of basis points, based upon the calculation of the Restructuring Leverage Ratio for the most recently completed four fiscal quarters, set forth below:

                                                Restructuring Leverage Ratio
-----------------------------------------------------------------------------------------------------------
                        Borrower's First     Borrower's Second    Borrower's Third      Borrower's Fourth
  Applicable Basis      Fiscal Quarter of    Fiscal Quarter of    Fiscal Quarter of     Fiscal Quarter of
       Points                2003                 2003                  2003                 2003
---------------------- -------------------- -------------------- --------------------- --------------------
20 basis points        Greater than or      Greater than or      Greater than or       Greater than or
                       equal to 6.25 to     equal to 5.75 to     equal to 5.50 to      equal to 5.25 to
                       1.00                 1.00                 1.00                  1.00
---------------------- -------------------- -------------------- --------------------- --------------------
15 basis points        Greater than or      Greater than or      Greater than or       Greater than or
                       equal to 6.00 to     equal to 5.50 to     equal to 5.25 to      equal to 5.00 to
                       1.00, but less       1.00, but less       1.00, but less than   1.00, but less
                       than 6.25 to 1.00    than 5.75 to 1.00    5.50 to 1.00          than 5.25 to 1.00
---------------------- -------------------- -------------------- --------------------- --------------------
10 basis points        Greater than or      Greater than or      Greater than or       Greater than or
                       equal to 5.75 to     equal to 5.25 to     equal to 5.00 to      equal to 4.75 to
                       1.00, but less       1.00, but less       1.00, but less than   1.00, but less
                       than 6.00 to 1.00    than 5.50 to 1.00    5.25 to 1.00          than 5.00 to 1.00
---------------------- -------------------- -------------------- --------------------- --------------------
5 basis points         Greater than or      Greater than or      Greater than or       Greater than or
                       equal to 5.50 to     equal to 5.00 to     equal to 4.75 to      equal to 4.50 to
                       1.00, but less       1.00, but less       1.00, but less than   1.00, but less
                       than 5.75 to 1.00    than 5.25 to 1.00    5.00 to 1.00          than 4.75 to 1.00
---------------------- -------------------- -------------------- --------------------- --------------------

The Applicable Restructuring Fee Rate may be adjusted to levels acceptable to the Required Lenders after, and based upon a review of, the Budget, which adjustment shall be effective upon delivery by the Required Lenders of written notice of such adjustment to Borrower.

"Budget" means a budget, including monthly and quarterly balance sheets, income statements and cash flow statements on a consolidated and by plant basis and otherwise in form and detail satisfactory to the Required Lenders, that details Borrower's projected costs, expenses, other expenditures, capital requirements and financial performance forecast for Borrower's 2003 fiscal year.

"Collateral Agent" means KeyBank National Association, in its capacity as Collateral Agent under the Restructuring Lender Collateral Documents, together with its successors and assigns in such capacity.

"Commitment Letter" has the meaning set forth in Section 3.9(b) hereof.

"Committed Debt" means, as of any date, the sum of (a) Funded Indebtedness (as defined in the Existing Credit Agreement), plus (b) the difference between (i) the Maximum Amount (as defined in the LIFO Credit Agreement) and (ii) the aggregate principal amount of Revolving Loans (as defined in the LIFO Credit Agreement) outstanding under the LIFO Credit Agreement, minus (c) the aggregate amount of cash on deposit in the Cash Collateral Account, as defined in the LIFO Restructuring Agreement.

"Companies" means, collectively, Borrower and each Subsidiary.

"Creditor Documents" means, collectively, the LIFO Lender Documents and the Restructuring Lender Documents.

"Creditors" means, collectively, the LIFO Lenders and the Restructuring Lenders.

"CTC Forbearance Agreement" means the Forbearance and Waiver Agreement among Borrower, the LIFO Agent, on behalf of and for the benefit of the LIFO Banks, and Bank One, Indiana, National Association on behalf of itself and as CTC Agent (as defined therein) for the benefit of and on behalf of the CTC Banks (as defined therein), dated as of June 5, 2001, as the same may from time to time be amended, restated or otherwise modified.

"Domestic EBITDA" means Consolidated EBITDA (as defined in the Existing Credit Agreement as in effect on the date hereof) less the amounts used in calculating Consolidated EBITDA that are attributed to Foreign Subsidiaries.

"Effective Date" has the meaning set forth in Section 6 hereof.

"Existing Bank Noncompliance Events" has the meaning set forth in Section 2.2 hereof.

"Existing Credit Agreement" means the Credit Agreement, dated as of August 14, 1997, among Borrower, the Existing Credit Agreement Banks and the Existing Credit Agreement Agent, as amended and as the same may from time to time be further amended, restated or otherwise modified.

"Existing Credit Agreement Agent" means KeyBank National Association, as Agent for the Existing Credit Agreement Banks, together with its successors and assigns in such capacity.

"Existing Credit Agreement Banks" means the lenders party to the Existing Credit Agreement, together with their respective successors and assigns in such capacity.

"Existing Credit Agreement Loan Documents" means the Loan Documents, as defined in the Existing Credit Agreement.

"Existing Credit Agreement Obligations" means all indebtedness and other obligations incurred by Borrower or any other Company to the Existing Credit Agreement Agent or the Existing Credit Agreement Banks pursuant to the Existing Credit Agreement, whether for principal, premium, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

"Foreign Subsidiary" means a Subsidiary that is organized outside of the United States.

"Guarantor" means any Person that pledges its credit or property in any manner for the payment or other performance of any of the LIFO Lender Obligations or Restructuring Lender Obligations.

"Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement, dated as of June 5, 2001, by and among the Existing Credit Agreement Agent, the Existing Credit Agreement Banks, the Noteholders, the Line of Credit Lenders and the Collateral Agent, as the same may from time to time be amended, restated or otherwise modified.

"Lien" means any mortgage, security interest, lien (statutory or other), charge, encumbrance on, pledge or deposit of, or conditional sale, leasing, sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

"LIFO Credit Agreement" means the Last-In-First-Out Credit Agreement, dated as of June 5, 2001, among Borrower, the LIFO Credit Agreement Banks and the LIFO Credit Agreement Agent, as amended and as the same may from time to time be further amended, restated or otherwise modified.

"LIFO Credit Agreement Agent" means KeyBank National Association, as Agent for the LIFO Credit Agreement Banks, together with its successors and assigns.

"LIFO Credit Agreement Banks" means the lenders parties to the LIFO Credit Agreement, together with their respective successors and assigns.

"LIFO Lender Collateral" means any property, whether tangible or intangible, at any time securing the LIFO Lender Obligations, or any part thereof.

"LIFO Lender Collateral Documents" means the Security Documents, as defined in the LIFO Credit Agreement, together with all other documents, instruments or agreements executed in connection with any security interest or Lien granted, or otherwise obtained, on or in connection with the LIFO Lender Collateral, or any part thereof.

"LIFO Lender Documents" means, collectively, the LIFO Credit Agreement, the LIFO Lender Collateral Documents, the other Loan Documents, as defined in the LIFO Credit Agreement, and the Subordination Agreement, together with all other documents, instruments or agreements executed in connection with any of the foregoing, as the same may from time to time be amended, restated or otherwise modified.

"LIFO Lender Obligations" means all indebtedness or other obligations incurred by Borrower or any other Company to the LIFO Lenders pursuant to the LIFO Credit Agreement, whether for principal, premium, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

"LIFO Lenders" means, collectively, the LIFO Credit Agreement Agent and the LIFO Credit Agreement Banks.

"LIFO Restructuring Agreement" means the LIFO Restructuring Agreement, dated as of the date hereof, among Borrower and the LIFO Lenders, as the same may from time to time be amended, restated or otherwise modified.

"Line of Credit Documents" means the promissory notes and other agreements evidencing the Line of Credit Obligations.

"Line of Credit Lenders" means the Line of Credit Lenders, as defined in the Existing Credit Agreement.

"Line of Credit Obligations" means all indebtedness or other obligations incurred by Borrower or any other Company to the Line of Credit Lenders pursuant to the Line of Credit Documents, whether for principal, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

"Northwestern" means The Northwestern Mutual Life Insurance Company, together with its successors and assigns.

"Northwestern Note Agreement" means the Note Agreement, dated as of November 1, 1995, pursuant to which Borrower has issued to Northwestern certain $25,000,000 10.09% Senior Notes Due November 7, 2003, as amended and as the same may from time to time be further amended, restated or otherwise modified.

"Note Agreements" means, collectively, the Principal Note Agreement and the Northwestern Note Agreement.

"Noteholders" means, collectively, Principal and Northwestern.

"Noteholder Obligations" means all indebtedness or other obligations incurred by Borrower or any other Company to the Noteholders pursuant to the Note Agreements and the Notes issued thereunder, whether for principal, premium, interest, fees, costs or indemnities, and whether now existing or hereafter arising.

"Person" means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

"Principal" means Principal Life Insurance Company, together with its successors and assigns.

"Principal Note Agreement" means the Note Agreement, dated as of November 1, 1995, pursuant to which Borrower has issued to Principal certain $25,000,000 10.09% Senior Notes Due November 7, 2003, as amended and as the same may from time to time be further amended, restated or otherwise modified.

"Refinancing" has the meaning set forth in Section 3.9(b) hereof.

"Refinancing Package" has the meaning set forth in Section 3.9(a) hereof.

"Refinancing Rejection Fee" has the meaning set for the in Section 3.9 hereof.

"Refinancing Report" has the meaning set forth in Section 3.9(c) hereof.

"Refinancing Requirements" has the meaning set forth in Section 3.9(c) hereof.

"Required Existing Banks" means the Majority Banks, as defined in the Existing Credit Agreement.

"Required Lenders" means Required Lenders, as defined in the Intercreditor Agreement.

"Restructuring Fee" has the meaning set forth in Section 3.4 hereof.

"Restructuring Lender Collateral" means any property, whether tangible or intangible, at any time securing the Restructuring Lender Obligations, or any part thereof.

"Restructuring Lender Collateral Documents" means the Collateral Documents, as defined in the Existing Credit Agreement, together with all other documents, instruments or agreements executed in connection with any security interest or Lien granted, or otherwise obtained, on or in connection with the Restructuring Lender Collateral, or any part thereof.

"Restructuring Lender Documents" means, collectively, the Existing Credit Agreement, the Existing Credit Agreement Loan Documents, the Note Agreements, the Line of Credit Documents the Restructuring Lender Collateral Documents, the Intercreditor Agreement, and the Subordination Agreement, together with all other documents, instruments or agreements executed in connection with any of the foregoing, as the same may from time to time be amended, restated or otherwise modified.

"Restructuring Lender Liens" means the Liens granted to the Collateral Agent, for the benefit of the Restructuring Lenders, in the Restructuring Lender Collateral pursuant to the Restructuring Lender Collateral Documents, or any other Lien granted to or acquired by any Person that by its terms secures the Restructuring Lender Obligations, or any part thereof.

"Restructuring Lender Obligations" means, collectively, (a) the Existing Credit Agreement Obligations, (b) the Noteholder Obligations, (c) the Line of Credit Obligations, and (d) all indebtedness or other obligations owing by the Companies to the Collateral Agent or any Restructuring Lender pursuant to the Restructuring Lender Collateral Documents.

"Restructuring Leverage Ratio" means, at any time, the ratio of (a) Committed Debt, to (b) Consolidated EBITDA (as defined in the Existing Credit Agreement as in effect on the date hereof) for the most recently completed four fiscal quarters.

"Restructuring Period" has the meaning set forth in Section 3.1 hereof.

"Strategic Plan" has the meaning set forth in Section 3.7 hereof.

"Subject  Line of Credit  Noncompliance  Events"  has the  meaning  set forth in
Section 2.2 hereof.

"Subject   Noncompliance   Events"  means,   collectively,   the  Existing  Bank
Noncompliance Events, Subject Line of Credit Noncompliance Events and Subject Noteholder Noncompliance Events.

"Subject Noteholder  Noncompliance  Events" has the meaning set forth in Section
2.2 hereof.

"Subordination   Agreement"  has  the  meaning  set  forth  in  the  Preliminary
Statements of this Agreement.

"Subsidiary" of Borrower or any of its Subsidiaries means (a) a corporation more than 50% of the Voting Power of which is owned, directly or indirectly, by Borrower or by one or more other subsidiaries of Borrower or by Borrower and one or more subsidiaries of Borrower, (b) a partnership or limited liability company of which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, has at least a majority interest in the Voting Power or the power to direct the policies, management and affairs thereof.

"Termination Date" shall have the meaning set forth in Section 3.1 hereof.

"Termination Event" has the meaning set forth in Section 3.11 hereof.

"Voting Power" means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person, and the holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

1.2 Plural Terms. The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

SECTION 2.        CREDIT PARTY Acknowledgments.
                  ----------------------------

2.1 Outstanding Indebtedness. Each Credit Party acknowledges and confirms (a) that Exhibit A hereto sets forth, as of the date hereof, the aggregate principal amount of all outstanding indebtedness and the aggregate face amount of all issued and outstanding letters of credit of the Credit Parties (or any thereof) owing to each Restructuring Lender under the Creditor Documents and that such amount, together with all interest thereon and fees related thereto, is not subject to any defense, counterclaim, recoupment or offset of any kind and that
(b) each Credit Party's obligations in respect of such indebtedness and letter of credit obligations are absolute and unconditional.

2.2 Subject Noncompliance Events. Each Credit Party acknowledges that Borrower has failed to comply with, or will fail to comply with, (a) the provisions of the Existing Credit Agreement as set forth on Exhibit B hereto (the "Existing Bank Noncompliance Events"), (b) the provisions of the Note Agreements as set forth on Exhibit C hereto (the "Subject Noteholder Noncompliance Events"), and
(c) the provisions of the Line of Credit Documents as set forth on Exhibit D hereto (the "Subject Line of Credit Noncompliance Events").

2.3 Continuing Noncompliance Events. Each Credit Party acknowledges that (a) the Subject Noncompliance Events are and will be continuing and have not been waived by virtue of any previous actions (or failure to act) by the Existing Credit Agreement Agent, the Existing Credit Agreement Banks, the Noteholders or the Line of Credit Lenders, as the case may be, or through any course of conduct or course of dealing or otherwise, (b) as a result of the Subject Noncompliance Events, the Restructuring Lenders, pursuant to their respective Restructuring Lender Documents, have the right to, among other things, (i) terminate their respective obligations (if any) to make any further loan or other extension of credit, and (ii) accelerate the maturity of their respective Restructuring Lender Obligations, as the case may be, and (c) no Restructuring Lender has any obligation to enter into this Agreement.

SECTION 3.        RESTRUCTURING PERIOD.
                  --------------------

3.1 Restructuring Period. During the Restructuring Period, except as specifically set forth in this Section 3, the Restructuring Lenders signatory hereto will not exercise any of their respective rights or remedies under the Restructuring Lender Documents or applicable law with respect to the Subject Noncompliance Events. For purposes of this Agreement, "Restructuring Period" means the period commencing on the Effective Date and ending on the earlier of
(a) September 14, 2003 and (b) the date the Restructuring Period is terminated upon the occurrence of any of the events described in Section 3.11 hereof (the "Termination Date").

3.2 Loans and Letters of Credit. Notwithstanding anything to the contrary herein or in any Restructuring Lender Document, during the during the Restructuring Period, Borrower shall not request any loan, letter of credit or other extension of credit from any Restructuring Lender pursuant to any of the Restructuring Lender Documents, and no Restructuring Lender shall make any such loan, issue any such letter of credit or grant any other extension of credit to Borrower; provided, however, that Borrower may request an extension of an existing letter of credit or the issuance of a new or replacement letter of credit so long as the aggregate outstanding face amount of all letters of credit outstanding under the Restructuring Lender Documents is not at any time in excess of the aggregate outstanding face amount of all letters of credit that are available to Borrower under the Restructuring Lender Documents prior to giving effect to this Agreement.

3.3      Interest Rates.
         --------------

                  (a) Notwithstanding the terms of the Existing Credit Agreement, on and after the date hereof, (i) Borrower shall pay interest on the unpaid principal amount of each (A) LIBOR Loan (as defined in the Existing Credit Agreement) at a rate per annum equal to the sum of the Adjusted LIBOR (as defined in the Existing Credit Agreement) from time to time in effect plus 3.50%, and (B) Prime Rate Loan (as defined in the Existing Credit Agreement) at a rate per annum equal to the sum of the Adjusted Prime Rate (as defined in the Existing Credit Agreement) from time to time in effect plus 2%; and (ii) after the occurrence of a Termination Event, interest on all outstanding Loans shall be payable at a rate per annum equal to 3.0% in excess of the interest rate otherwise applicable to such Loan.

                  (b) Notwithstanding the terms of the Note Agreements and the Notes (as defined in the Note Agreements), on and after the date hereof, (i) Borrower shall pay interest on the unpaid principal amount of each Note at a per annum rate of 10.09% and (ii) after the occurrence of a Termination Event, interest on all outstanding Notes shall be payable at a rate per annum equal to 2.0% in excess of the interest rate otherwise applicable to such Note.

3.4 Fees. In addition to the fees set forth in any of the Creditor Documents, Borrower shall pay to the Creditors, to be distributed on a pro rata basis, a fee (the "Restructuring Fee") on each date that Borrower delivers its financial statements for each of Borrower's fiscal quarters pursuant to Section 5.3(a) of the Existing Credit Agreement and Sections 5.15(a) and (b) of the Note Agreements, commencing with the financial statements for Borrower's fiscal quarter ending on or about November 30, 2002, in an amount equal to the product of (a) the Applicable Restructuring Fee Rate times (b) the Committed Debt divided by four. For the avoidance of doubt, the Restructuring Fees payable pursuant to this Section 3.4 are the same as and not in addition to the restructuring fees payable pursuant to Section 3.4 of the LIFO Restructuring Agreement.

3.5      Mandatory Prepayments.
         ---------------------

                  (a) In addition to any mandatory prepayment provisions in any of the Creditor Documents, Borrower shall pay to the applicable Creditors, as a mandatory prepayment on their respective LIFO Lender Obligations and, if applicable, the Restructuring Lender Obligations, the following amounts (collectively, the "Additional Prepayments") that shall be applied to such obligations as set forth below:

                           (i)      on February 28, 2003, $4,000,000; and

                           (ii)     on August 31, 2003, $3,500,000.

                  (b) Each Additional Prepayment shall be applied, first, to the LIFO Lender Obligations, if any, and, second, to the Restructuring Lender Obligations, on a pro rata basis.

Provided, however, that the amount of any Additional Prepayment (A) will be adjusted to reflect the impact of the sale of any business unit sold prior to the dates set forth in subparts (i) and (ii) hereof, and (B) may be adjusted to an amount reasonably acceptable to the Required Lenders after, and based upon a review of, the Budget, which adjustment shall be effective upon delivery by the Required Lenders of written notice of such adjustment to Borrower.

3.6 Budget. On or before August 15, 2002, Borrower shall deliver the Budget to each of the Restructuring Lenders.

3.7 Strategic Plan. Borrower will use commercially reasonable efforts to execute and perform in a timely manner Borrower's strategic plan which includes the disposal of certain non-strategic assets as presented to the Creditors (the "Strategic Plan") and if Borrower shall fail at any time to be proceeding in a timely and commercially reasonable manner, as determined by the Required Lenders in their sole discretion, then Borrower will pay the Creditors, on a pro rata basis, the fees agreed to between Borrower and the Creditors on the dates agreed to between Borrower and the Creditors. In addition, Borrower shall engage an investment banking firm, acceptable to the Required Lenders, that will, among other things, assist Borrower in executing the Strategic Plan.

3.8 Financial Covenants. The Restructuring Lenders and Borrower agree that the financial covenants set forth below shall replace the financial covenants set forth in Section 5.7(b), (c) and (d) of the Existing Credit Agreement and
Section 5.7 of the Note Agreements. Borrower shall comply at all times with each of the following:

                  (a) Adjusted Net Worth Ratio. Borrower shall not suffer or permit at any time the Adjusted Net Worth Ratio (as defined in the Existing Credit Agreement as in effect on the date hereof), for the most recently completed four fiscal quarters of the Companies, to be greater than (i) 12.00 to 1.00 for the four fiscal quarter period of the Companies ending on or about August 31, 2002, (ii) 12.70 to 1.00 for the four fiscal quarter period of the Companies ending on or about November 30, 2002, (iii) 13.90 to 1.00 for the four fiscal quarter period of the Companies ending on or about February 28, 2003, (iv)
         14.90 to 1.00 for the four fiscal quarter period of the Companies ending on or about May 31, 2003, and (v) 15.60 to 1.00 for the four fiscal quarter period of the Companies ending on or about August 31, 2003 and each four fiscal quarter period thereafter.

                  (b) Consolidated EBITDA. Borrower shall not suffer or permit at any time Consolidated EBITDA (as defined in the Existing Credit Agreement as in effect on the date hereof), for the most recently completed four fiscal quarters of the Companies, to be less than (i) $28,967,000 for the four fiscal quarter period of the Companies ending on or about August 31, 2002, (ii) $32,412,000 for the four fiscal quarter period of the Companies ending on or about November 30, 2002,
         (iii) $35,735,000 for the four fiscal quarter period of the Companies ending on or about February 28, 2003, (iv) $36,541,000 for the four fiscal quarter period of the Companies ending on or about May 31, 2003, and (v) $39,059,000 for the four fiscal quarter period of the Companies ending on or about August 31, 2003.

                  (c) Domestic EBITDA. Borrower shall not suffer or permit at any time Domestic EBITDA, for the most recently completed four fiscal quarters of the Companies, to be less than (i) $28,719,000 for the four fiscal quarter period of the Companies ending on or about August 31, 2002, (ii) $33,389,000 for the four fiscal quarter period of the Companies ending on or about November 30, 2002, (iii) $36,413,000 for the four fiscal quarter period of the Companies ending on or about February 28, 2003, (iv) $35,064,000 for the four fiscal quarter period of the Companies ending on or about May 31, 2003, and (v) $35,999,000 for the four fiscal quarter period of the Companies ending on or about August 31, 2003.
                                       10

                  (d) Consolidated Capital Expenditures. Borrower shall not suffer or permit at any time Consolidated Capital Expenditures (as defined in the Existing Credit Agreement as in effect on the date hereof), for the most recently completed fiscal year of the Companies, to be greater than (i) $22,537,000 for the fiscal year of the Companies ending on or about August 31, 2002, and (ii) $24,691,000 for the fiscal year of the Companies ending on or about August 31, 2003.

Provided, however, that any of the financial covenants set forth above (i) will be adjusted to reflect the impact on such covenants for any fiscal quarter (and any testing period including such fiscal quarter) following the sale by the Companies of any business unit sold prior to such fiscal quarter of the Companies, and (ii) may be adjusted to an amount reasonably acceptable to the Required Lenders after, and based upon a review of, the Budget, which adjustment shall be effective upon delivery by the Required Lenders of written notice of such adjustment to Borrower.

3.9      Refinancing Covenants.
         ---------------------

                  (a) Refinancing Package. On or prior to February 28, 2003, Borrower shall deliver to the Restructuring Lenders and no less than three prospective lenders, reasonably acceptable to the Required Lenders, such reports necessary to evaluate the financial condition of the Companies, all in form and detail satisfactory to the Required Lenders (the "Refinancing Package").

                  (b) Commitment Letter. On or before June 30, 2003, Borrower shall have delivered to the Restructuring Lenders a fully executed and effective commitment letter, in form and substance reasonably satisfactory to the Required Lenders, from a lender or syndicate of lenders reasonably acceptable to the Required Lenders, which shall provide, among other things, for (i) the refinancing of the Restructuring Lender Obligations and the LIFO Lender Obligations (the "Refinancing"), and (ii) a closing date of the Refinancing of no later than September 14, 2003 (the "Commitment Letter").

                  (c) Refinancing Report. On or prior to February 28, 2003, and bi-weekly thereafter, Borrower shall deliver to Existing Credit
         Agreement Agent and each Noteholder a report, in form and detail reasonably satisfactory to Existing Credit Agreement Agent, of its progress in obtaining the Refinancing (each a "Refinancing Report" and together with the Refinancing Package and the Commitment Letter, collectively, the "Refinancing Requirements").

Provided, however, that if Borrower fails to deliver any of the Refinancing Requirements on or before the applicable dates set forth above such failure shall not constitute a Termination Event if Borrower pays to the Creditors, on or before the applicable dates set forth above, a fee in the amount of $100,000 for each such failure (each a "Refinancing Rejection Fee"), which Refinancing Rejection Fee shall be distributed on a pro rata basis and shall be fully earned when paid. The payment of any Refinancing Rejection Fee by Borrower in connection with the failure to deliver any Refinancing Requirement will not relieve Borrower of its obligation to deliver any subsequent Refinancing Requirement or, if applicable, to pay any Refinancing Rejection Fee in connection therewith.

3.10 Assignment of Commitments. Notwithstanding anything in the Existing Credit Agreement to the contrary, the Existing Banks shall be permitted to assign all or any portion of their respective Commitments (and all Existing Credit Agreement Obligations then owing to them) without the consent of Borrower.

3.11 Termination of Restructuring Period. Upon the occurrence of any Termination Event and at all times thereafter the Restructuring Period shall automatically terminate without demand or notice of any kind. For purposes of this Agreement, "Termination Event" means:

                  (a) the occurrence of any default or event of default under any of the Creditor Documents (other than the Subject Noncompliance Events);

                  (b) the occurrence of a default under, or the breach by any Credit Party of any of the provisions of, this Agreement;

                  (c) the occurrence of a default, event of default, or Termination Event (as defined in the LIFO Restructuring Agreement) under the LIFO Restructuring Agreement;

                  (d) if a final judgment or order for the payment of money damages shall be rendered against any Company by a court of competent jurisdiction, provided that the aggregate of all such judgments for all such Companies shall exceed $1,000,000 in excess of applicable insurance coverage;

                  (e)      the failure of the Budget  delivered  pursuant  to
         Section 3.6 hereof to be reasonably acceptable to the Required Lenders; or

                  (f) any representation or warranty made by any Company under this Agreement or any agreement, instrument or other document executed or delivered by any Company in connection with this Agreement is untrue or incorrect in any material respect when made or any schedule, certificate, statement, report, financial data, notice or writing furnished at any time by any Company to any Restructuring Lender is untrue or incorrect in any material respect on the date as of which the facts set forth therein are stated or certified.

3.12 Effect at End of Restructuring Period. On the Termination Date, the Subject Noncompliance Events will be deemed to have continued to exist and, without regard to any matters transpiring during the Restructuring Period or the financial condition or prospects of the Companies as of such date, the Restructuring Lenders (or any thereof) shall be fully entitled to exercise any rights and remedies they may have under their respective Restructuring Lender Documents or applicable law.

3.13 ACKNOWLEDGMENT. EACH CREDIT PARTY EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE RESTRUCTURING PROVISIONS SET FORTH IN SECTION 3.1 HEREOF ARE EFFECTIVE ONLY DURING THE RESTRUCTURING PERIOD AND THAT, AFTER THE TERMINATION DATE, EACH OF THE RESTRUCTURING LENDER DOCUMENTS WILL BE IN MATERIAL DEFAULT AND THE
RESTRUCTURING LENDERS WILL BE FULLY ENTITLED IMMEDIATELY TO EXERCISE THEIR RIGHTS AND REMEDIES UNDER THEIR RESPECTIVE RESTRUCTURING LENDER DOCUMENTS OR APPLICABLE LAW WITHOUT REGARD TO ANY MATTERS TRANSPIRING DURING THE RESTRUCTURING PERIOD OR THE FINANCIAL CONDITION OR PROSPECTS OF THE COMPANIES. EACH CREDIT PARTY UNDERSTANDS THAT THE RESTRUCTURING LENDERS ARE EXPRESSLY RELYING ON THE TERMS OF THIS SECTION AND WOULD NOT HAVE ENTERED INTO THIS AGREEMENT BUT FOR THE ACKNOWLEDGMENT AND AGREEMENT IN THIS SECTION.

3.14 No Waiver. Nothing in this Agreement shall in any way be deemed to be (a) a waiver of any default or event of default including the Subject Noncompliance Events or (b) an agreement to forbear from exercising any remedies with respect to any default or event of default except as specifically set forth in Section
3.1 hereof.

3.15 No Contest. Each Credit Party agrees that it shall not dispute the validity or enforceability of any of the Restructuring Lender Documents, or any of its obligations thereunder, or the validity, priority, enforceability or extent of any Restructuring Lender Lien, in any judicial, administrative or other proceeding, either during or following the expiration or termination of the Restructuring Period.

SECTION 4.        RESTRUCTURING LENDERS' ACKNOWLEDGMENTS.
                  --------------------------------------

         Consent to LIFO Restructuring Agreement. Each of the Restructuring Lenders party hereto consents to and acknowledges the terms of the LIFO Restructuring Agreement.

SECTION 5.        REPRESENTATIONS AND WARRANTIES.
                  ------------------------------

         To induce the Restructuring Lenders to enter into this Agreement, the Credit Parties represent and warrant to the Restructuring Lenders that:

5.1 Due Authorization; No Conflict; No Lien; Enforceable Obligation. The execution, delivery and performance by the Credit Parties of this Agreement are within their respective corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental, regulatory or other approvals (if any is required), do not and will not contravene or conflict with any provision of (a) any law, (b) any judgment, decree or order or
(c) their respective articles or certificate of incorporation or bylaws and do not and will not contravene or conflict with, or cause any lien to arise under, any provision of any agreement or instrument binding upon the Credit Parties (or any thereof) or upon any of their respective properties. This Agreement and each of the Creditor Documents to which any Credit Party is a party are its legal, valid and binding obligations, enforceable against it in accordance with its terms.

5.2 Representations and Warranties; Default. As of the Effective Date, except for those representations or warranties specifically made as of another date, the representations and warranties of any of the Credit Parties contained in the Creditor Documents are true and correct. As of the Effective Date, except for the Subject Noncompliance Events, no default or event of default has occurred and is continuing.

SECTION 6.        CONDITIONS PRECEDENT.
                  --------------------

         Notwithstanding any other provision contained in this Agreement, the effectiveness of this Agreement and the obligation of the Restructuring Lenders to institute the provisions of this Agreement and the commencement of the Restructuring Period shall be effective on the date (the "Effective Date") on which the Restructuring Lenders have received all of the following:

                  (a) executed counterpart signature pages of this Agreement from Borrower and the other Credit Parties, the Required Existing Banks, the Noteholders, and the Line of Credit Lenders;

                  (b) the subordination fee set forth in Section 5.1 of the Subordination Agreement, which shall be for the pro rata benefit of the Existing Credit Agreement Banks and the Line of Credit Lenders, in an amount equal to $358,029.22 (which represents the remaining one-half of the subordination fee set forth therein);

                  (c) the remaining Warrants (as defined in the Subordination Agreement) executed by Borrower, which shall be issued to the Existing Credit Agreement Banks and the Line of Credit Lenders in accordance with Section 5.3 of the Subordination Agreement;

                  (d) an amendment or other agreement relating to the CTC Forbearance Agreement which includes an extension of the agreements therein and is otherwise in form and substance satisfactory to the Required Lenders, executed by the appropriate parties thereto;

                  (e) an executed copy of the LIFO Restructuring Agreement (and all conditions precedent to the effectiveness thereof shall have been satisfied);

                  (f) payment from Borrower of all out-of-pocket costs and expenses of the Existing Credit Agreement Agent and the Noteholders, including the fees and out-of-pocket charges of counsel for the Existing Credit Agreement Agent and the Noteholders; and

                  (g) such other documents as the Restructuring Lenders may reasonably request.


SECTION 7.        MISCELLANEOUS.
                  -------------

7.1 Captions. The recitals to this Agreement (except for definitions) and the section captions used in this Agreement are for convenience only and do not affect the construction of this Agreement.

7.2 Release. AS A CONDITION PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT, AND IN CONSIDERATION OF THE MUTUAL COVENANTS CONTAINED HEREIN AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, EACH CREDIT PARTY HEREBY HOLDS HARMLESS, RELEASES, ACQUITS AND FOREVER DISCHARGES THE EXISTING CREDIT AGREEMENT AGENT, THE COLLATERAL AGENT AND EACH RESTRUCTURING LENDER THAT IS A PARTY HERETO, THE RESPECTIVE PARTICIPANTS, SUBSIDIARIES, AFFILIATES, OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SERVANTS, ATTORNEYS AND REPRESENTATIVES, AS WELL AS THE RESPECTIVE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF ANY AND ALL OF THEM (COLLECTIVELY, THE "RELEASED PARTIES") FROM ANY AND ALL CLAIMS, DEMANDS, DEBTS, ACTIONS, CAUSES OF ACTION, SUITS, CONTRACTS, AGREEMENTS, OBLIGATIONS, ACCOUNTS, DEFENSES, OFFSETS AND LIABILITIES OF ANY KIND OR CHARACTER WHATSOEVER, KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN CONTRACT OR IN TORT, AT LAW OR IN EQUITY, THAT ANY SUCH CREDIT PARTY EVER HAD, NOW HAVE, OR MIGHT HEREAFTER HAVE AGAINST ANY RELEASED PARTY, JOINTLY OR SEVERALLY, FOR OR BY REASON OF ANY MATTER, CAUSE OR THING WHATSOEVER OCCURRING BEFORE THE DATE OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY OF THE FOREGOING THAT RELATE TO, IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, THIS AGREEMENT OR RESTRUCTURING LENDER DOCUMENT. IN ADDITION, EACH CREDIT PARTY AGREES NOT TO COMMENCE, JOIN IN OR PROSECUTE ANY SUIT OR OTHER PROCEEDING THAT IS ADVERSE TO ANY OF THE RELEASED PARTIES ARISING DIRECTLY OR INDIRECTLY FROM ANY OF THE FOREGOING MATTERS. THE CREDIT PARTIES AGREE TO INDEMNIFY AND HOLD HARMLESS THE RELEASED PARTIES FROM ANY LOSS OR DAMAGES, CLAMS, COSTS AND ATTORNEY FEES OR EXPENSES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY RESTRUCTURING LENDER DOCUMENT.

7.3 Restructuring Lender Documents Unaffected. Except as herein otherwise specifically provided, all provisions of the Restructuring Lender Documents shall remain in full force and effect and be unaffected hereby.

7.4 No Other Promises or Inducements. There are no promises or inducements that have been made to any party hereto to cause such party to enter into this Agreement other than those that are set forth in this Agreement. This Agreement has been entered into by each Credit Party freely, voluntarily, with full knowledge, and without duress, and, in executing this Agreement, no Credit Party is relying on any other representations, either written or oral, express or implied, made to such Credit Party by any Restructuring Lender. Each Credit Party agrees that the consideration received by such Credit Party under this Agreement has been actual and adequate.

7.5 No Waiver of Rights. No waiver shall be deemed to be made by any party hereunder of any of its rights hereunder unless the same shall be in writing signed on behalf of such party; provided that the Existing Credit Agreement
Agent shall have the right to act on behalf of the Existing Credit Agreement Banks pursuant to and in accordance with the terms of the Existing Credit Agreement. Each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of any party or the obligations of the Restructuring Lenders to the LIFO Lenders in any other respect at any other time.

7.6 Successors and Assigns. This Agreement is binding upon the Credit Parties, the Restructuring Lenders signatory hereto and their respective successors and assigns, and inures to the sole benefit of the Credit Parties, the Restructuring Lenders signatory hereto and their successors and assigns. No Credit Party has any right to assign its rights or delegate their duties under this Agreement.

7.7 Continued Effectiveness. Notwithstanding anything contained in this Agreement, the terms of this Agreement are not intended to and do not serve to effect a novation as to any Restructuring Lender Document. The parties to this Agreement expressly do not intend to extinguish any Restructuring Lender Document. Instead, the parties to this Agreement expressly intend to reaffirm the indebtedness created under the Restructuring Lender Documents. The Restructuring Lender Documents remain in full force and effect and the terms and provisions of the Restructuring Lender Documents are ratified and confirmed.

7.8 Tolling. Any and all statutes of limitations, repose or similar legal constraints on the time by which a claim must be filed, a person given notice thereof, or asserted, that expire, run or lapse during the Restructuring Period on any claims that any Restructuring Lender signatory hereto may have against any Credit Party or any other persons relating to any of the Credit Parties (collectively, the "Restructuring Period Statutes of Limitation") will be tolled during the Restructuring Period. Each Credit Party waives any defense they may have against any of the Restructuring Lenders signatory hereto under the Restructuring Period Statutes of Limitation, applicable law or otherwise solely as to the expiration, running or lapsing of the Restructuring Period Statutes of Limitation during the Restructuring Period.

7.9 Revival of Obligations. If all or any part of any payment under or on account of the Restructuring Lender Documents, this Agreement or any agreement, instrument or other document executed or delivered by any Credit Party in connection with this Agreement is invalidated, set aside, declared or found to be void or voidable or required to be repaid to the issuer or to any trustee, custodian, receiver, conservator, master, liquidator or any other person pursuant to any bankruptcy law or pursuant to any common law or equitable cause then, to the extent of such invalidation, set aside, voidness, voidability or required repayment, such payment would be deemed to not have been paid, and the obligations of such Credit Party in respect thereof shall be immediately and automatically revived without the necessity of any action by the Restructuring Lenders signatory hereto.

7.10 Governing Law. This Agreement shall be construed according to the laws of the State of Ohio, without regard to principles of conflicts of laws.

7.11 Entire Agreement. This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.

7.12 Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts and by facsimile signature, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement.

7.13     Notices.
         -------

         (a) All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed or delivered to any party, addressed to the address of such party specified on the signature page of this Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or 48 hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices pursuant to any of the provisions hereof shall not be effective until received.

         (b) In addition to any notice requirements which exist under the Existing Credit Agreement, LIFO Credit Agreement or Note Agreements, the Credit Parties shall send a copy of all notices and reports (including, but limited to financial statements or a strategic plan) that it sends to the Agent, LIFO Agent or Collateral Agent to those listed on Exhibit E hereto, which notices and reports shall be transmitted simultaneously with the others, said notice to be in addition to any and all other notice requirements set forth in any of the referenced Restructuring Lender Documents.

7.14 Jurisdiction and Venue. All judicial proceedings arising out of or relating to this Agreement or any obligation hereunder shall be brought in the United States District Court for the Northern District of Ohio or in the Court of
Common Pleas, Cuyahoga County, Ohio, and by their respective execution and delivery of this Agreement, the undersigned accept for themselves and in connection with their properties, generally and unconditionally, the jurisdiction of the aforesaid courts and waive any defense of forum nonconveniens, and irrevocably agree to be bound by any judgment rendered thereby in connection with this Agreement.

7.15 Severability of Provisions; Captions; Attachments. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein an shall be deemed to be a part hereof.

7.16 Legal Representation of Parties. This Agreement was negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

7.17 JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THEM, OR ANY OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY

DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY THE ABILITY OF ANY OF THE UNDERSIGNED TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG THE UNDERSIGNED.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date referenced in the first paragraph of this Agreement.


                                                    BORROWER:

Address:   9887 Washington Village Drive       AMCAST INDUSTRIAL CORPORATION
           Dayton, Ohio  45459
           Attn:  President                     By: /s/ F.J. Drew
                                                Name: Francis J. Drew
                                                Title: Vice President, Finance

                                                    GUARANTORS:

Address:   9887 Washington Village Drive       ELKHART PRODUCTS CORPORATION
           Dayton, Ohio  45459
           Attn:  President                     By: /s/ F.J. Drew
                                                Name: Francis J. Drew
                                                Title: Vice President

Address:   9887 Washington Village Drive       AMCAST AUTOMOTIVE OF INDIANA,
           Dayton, Ohio  45459                 INC.
           Attn:  President
                                                By: /s/ F.J. Drew
                                                Name: Francis J. Drew
                                                Title: Vice President

Address:   9887 Washington Village Drive       AS INTERNATIONAL, INC.
           Dayton, Ohio  45459
           Attn:  President                     By: /s/ F.J. Drew
                                                Name: Francis J. Drew
                                                Title: Vice President

Address:   9887 Washington Village Drive       IZUMI, INC.
           Dayton, Ohio  45459
           Attn:  President                     By: /s/ F.J. Drew
                                                Name: Francis J. Drew
                                                Title: Vice President

Address:   9887 Washington Village Drive       AMCAST CASTING TECHNOLOGIES,
           Dayton, Ohio  45459                 INC.
           Attn:  President
                                                By: /s/ F.J. Drew
                                                Name: Francis J. Drew
                                                Title: Vice President

                         Amcast Restructuring Agreement
                                 Signature Page
                                     1 of 5

Address:   9887 Washington Village Drive       AMCAST INDUSTRIAL FINANCIAL
           Dayton, Ohio  45459                 SERVICES, INC.
           Attn:  President
                                                By: /s/ F.J. Drew
                                                Name: Francis J. Drew
                                                Title: Vice President

Address:   9887 Washington Village Drive       AMCAST INVESTMENT SERVICES
           Dayton, Ohio  45459                 CORPORATION
           Attn:  President
                                                By: /s/ F.J. Drew
                                                Name: Francis J. Drew
                                                Title: Vice President

Address:   9887 Washington Village Drive       CASTING TECHNOLOGY COMPANY
           Dayton, Ohio  45459
           Attn:  President                    By: Amcast Casting Technologies,
                                                   Inc, a General Partner

                                                By: /s/ F.J. Drew
                                                Name: Francis J. Drew
                                                Title: Vice President


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


                                                     RESTRUCTURING LENDERS:

Address:      127 Public Square, 6th Floor     KEYBANK NATIONAL ASSOCIATION,
              Cleveland, Ohio  44114           as Existing Credit Agreement
              Attn:  Dale A. Clayton           Agent, an Existing Credit
                                               Agreement Bank, a Line of Credit
                                               Lender and as the Collateral
                                               Agent

                                                By:/s/Dale A. Clayton
                                                Name: Dale A. Clayton
                                                Title:Vice President

Address:      One Wall Street, 16th Floor      THE BANK OF NEW YORK
              New York, New York  10286
              Attn:  Stephen C. Brennan         By:  /s/ Stephen C. Brannen
                                                Name:   Stephen C. Brannen
                                                Title:     Vice President

Address:      100 E. Broad Street              BANK ONE INDIANA, N.A.
              Columbus, Ohio  43215
              Attn:  _________________          By:   /s/ Richard Babcock
                                                Name:   Richard Babcock
                                                Title:  First Vice President

Address:      55 East Monroe Street            CREDIT AGRICOLE INDOSUEZ
              Chicago, Illinois  60603
              Attn:  _________________          By:   /s/  Frederik W. Asse
                                                Name:    Frederik W. Asse
                                                Title:      Vice President

                                                and   /s/ Joseph D. Catarina
                                                Name:    Joseph D. Catarina
                                                Title:      Vice President

Address:      6 North Main Street              NATIONAL CITY BANK
              Dayton, Ohio  45412
              Attn:  Corporate Banking          By:    /s/ Neal J. Hinker
                                                Name:   Neal J. Hinker
                                                Title:  Senior Vice President

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



Address:      U.S. Bancorp Center              U.S. BANK NATIONAL  ASSOCIATION
              BC-MN-H22A                       (successor to Firstar Bank, N.A.)
              800 Nicollet Mall                as an Existing Credit Agreement
              Minneapolis, MN 55402            Bank and a Line of Credit Lender
              Attn:  Greg Wilson
                                                By:   /s/ Greg Wilson
                                                Name:   Greg Wilson
                                                Title:     VP


Address:      500 Woodward Avenue              COMERICA BANK
              Detroit, Michigan  48226
              Attn:  N. Mester   3265           By:   /s/  A.J. Anderson
                                                Name:    A. J. Anderson
                                                Title:     First Vice President


Address:      One William Street               INTESABCI - NEW YORK BRANCH
              New York, New York  10004
              Attn:  ___________________        By:   /s/ Mark D. Mooney
                                                Name:   Mark D. Mooney
                                                Title:     Vice President

                                                and   /s/ Charles Dougherty
                                                Name:   Charles Dougherty
                                                Title:     Vice President


Address:      375 Park Avenue                  UNICREDITO ITALIANO SPA
              New York, New York  10152
              Attn:  _____________________      By:
                                                Name:
                                                Title:

                                                and
                                                Name:
                                                Title:

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



Address:      245 Park Avenue                  SAN PAOLO IMI S.p.A.
              New York, New York  10167
              Attn:  _____________________      By:   /s/ Carlo Persico
                                                Name:   Carlo Persico
                                                Title:     General Manager

                                                and   /s/ Robert Wurster
                                                Name:   Robert Wurster
                                                Title:    Senior Vice President



Address:      801 Grand Avenue                 PRINCIPAL LIFE INSURANCE
              Des Moines, Iowa  50392          COMPANY
              Attn:  ___________________
                                                By:  /s/ Stephen G. Skravanek
                                                Name:  Stephen G. Skravanek
                                                Title:    Counsel

                                                and /s/ Christopher J. Henderson
                                                Name:  Christopher J. Henderson
                                                Title:      Counsel

Address:      _____________________            THE NORTHWESTERN MUTUAL LIFE
              _____________________            INSURANCE COMPANY

              Attn:  _______________            By:   /s/ J. Lueken
                                                Name:   Jeffrey J. Lueken
                                                Title: Its Authorized
                                                        Representative

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




                                    EXHIBIT A

                            OUTSTANDING INDEBTEDNESS

                         Facility                                 Amount
                         --------                                ---------

Existing Credit Agreement                                    $104,165,445.47

Note Agreements

     Principal Note Agreement                                $23,381,260.90
     Northwestern Note Agreement                             $23,381,260.89

Line of Credit Documents

     KeyBank                                                 $3,928,052.50

     U.S Bank National Association                           $11,249,574.93

                                    EXHIBIT B

                       EXISTING BANK NONCOMPLIANCE EVENTS

1. The events of noncompliance set forth in subpart (a) of Section 2.2 of the Subordination Agreement.

2. The failure to comply with Section 7.1 of the Existing Credit Agreement (as such section relates to the payment of principal) on September 14, 2002.

3. The noncompliance with Section 7.5 of the Existing Credit Agreement as a result of the Subject Line of Credit Noncompliance Events, the Subject Noteholder Noncompliance Events, noncompliance with the CTC Guaranty, and the Subject Noncompliance Events (as defined in the LIFO Restructuring Agreement).

                                    EXHIBIT C

                     SUBJECT NOTEHOLDER NONCOMPLIANCE EVENTS

1.       Failure to make the sinking fund payments due November 2002.

2. The noncompliance with Section 6.1(g) of the Note Agreements Agreement as a result of the Existing Bank Noncompliance Events, the Subject Line of Credit Noncompliance Events, noncompliance with the CTC Guaranty, and the Subject Noncompliance Events (as defined in the LIFO Restructuring Agreement).

                                    EXHIBIT D

                   SUBJECT LINE OF CREDIT NONCOMPLIANCE EVENTS


1. KeyBank National Association - The events of noncompliance set forth in subpart (c) of Section 2.2 of the Subordination Agreement.

2.       U.S. Bank National Association - None

                                    EXHIBIT E

                          ADDITIONAL NOTICE INFORMATION

Chris Henderson                          David S. Albright
Principal Life Insurance                 Principal Life Insurance
801 Grand Avenue                         801 Grand Avenue
Des Moines, Iowa  50392-0800             Des Moines, Iowa  50392-0800
P:  515-247-4984                         P:  515-248-3443
F:  515-248-0483                         F:  515-248-2490
E:  henderson.chris@principal.com        E:  albright.dave@principal.com

Karen Stevens                            Bessie Antoniou
Northwestern Mutual                      Northwestern Mutual
720 East Wisconsin Avenue                720 East Wisconsin Avenue
Milwaukee, WI 50392-0800                 Milwaukee, WI  50392-0800
P:  414-665-7133                         P:  414-665-2076
F:  414-665-7016                         F:  414-665-7124
E:  karenstevens@northwesternmutual.com  E:bessieantoniou@northwesternmutual.com

Lawrence K. Snider                       John F. Lawlor
Mayer, Brown, Rowe & Maw                 Mayer, Brown, Rowe & Maw
190 South LaSalle Street                 190 South LaSalle Street
Chicago, Illinois  60603                 Chicago, Illinois  60603
P:  312-701-7858                         P:  312-701-7220
F:  312-706-8239                         F:  312-706-8163
E:  lsnider@mayerbrownrowe.com           E:  jlawlor@mayerbrownrowe.com